Exhibit 99.1

Myers Industries Announces Third Quarter 2023 Results

Further Implementation of Myers Business System Supports Gross Margin Expansion

Improving Balance Sheet Strength with Additional Debt Reduction

November 1, 2023, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•
Net sales of $197.8 million compared to $228.1 million in the prior year period
•
Gross margin of 31.5%, up 10 basis points versus the prior year period
•
GAAP net income per diluted share of $0.34 compared to $0.37 in the prior year period
•
Adjusted earnings per diluted share of $0.38 compared to $0.41 in the prior year period
•
Cash flow provided by operations was $22.1 million and free cash flow was $18.1 million

Myers Industries’ President and CEO Mike McGaugh said "In the third quarter, we continue to see the real value of the Myers Business System in driving strong business results, in-spite of continued significant revenue headwinds in several of our key markets. We are managing our business well, as we expanded year-over-year adjusted gross margin for the seventh consecutive quarter while also expanding adjusted EBITDA margin and generating healthy cash flows. These results are strong indications that our Myers Business System and our other self-help initiatives continue to deliver solid results. During the period we saw weakness within our consumer-facing verticals and a less active hurricane season year over year, both of which adversely affected our Material Handling segment. Our Distribution segment posted improved profitability and remains well positioned to capitalize on anticipated longer-term market tailwinds in the tire repair industry. We are keenly focused on protecting profitability by improving our cost structures across both segments as we continue to make investments for the future. We are optimizing our plants in aligning capacity to consistently match production levels, controlling costs, and driving new commercial excellence programs. Through these dedicated efforts, we lessened the total impact of current headwinds, allowing for the Company to continue progressing against its long-term strategic and financial objectives."

McGaugh continued “During the quarter, we generated elevated levels of free cash flow, which allowed us to further strengthen our balance sheet and pay down debt. We will continue to evaluate a number of opportunities within our M&A pipeline and will opportunistically deploy capital towards attractive growth opportunities when they make strategic sense. We look forward to driving future shareholder value through strong execution against our long-term growth strategy and by maintaining strong profitability through all economic conditions.”

Third Quarter 2023 Financial Summary

	Quarter Ended September 30,
(Dollars in thousands, except per share data)	2023	2022	% Inc (Dec)
Net sales	$197,798	$228,065	(13.3)%
Gross profit	$62,379	$71,648	(12.9)%
Gross margin	31.5%	31.4%
Operating income	$18,703	$19,897	(6.0)%
Net income	$12,747	$13,671	(6.8)%
Net income per diluted share	$0.34	$0.37	(8.1)%

Adjusted operating income	$20,039	$22,013	(9.0)%
Adjusted net income	$13,875	$15,018	(7.6)%
Adjusted earnings per diluted share	$0.38	$0.41	(7.3)%
Adjusted EBITDA	$25,648	$27,172	(5.6)%

Net sales were $197.8 million, a decrease of $30.3 million, or 13.3%, compared with $228.1 million for the third quarter of 2022. The decrease was the result of lower volume/mix and lower pricing in certain targeted areas in the Material Handling segment.

Gross profit decreased $9.3 million, or 12.9% to $62.4 million, as the contribution from lower raw material costs was not enough to offset lower volumes and pricing. Gross margin expanded 10 basis points to 31.5% compared with 31.4% for the third quarter of 2022. Selling, general and administrative expenses decreased $8.1 million, or 15.6% to $43.7 million due to lower incentive compensation and facility costs. SG&A as a percentage of sales decreased to 22.1%, compared with 22.7% in the same period last year. Net income per diluted share was $0.34, compared with $0.37 for the third quarter of 2022. Adjusted earnings per diluted share were $0.38, compared with $0.41 for the third quarter of 2022.

Third Quarter 2023 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q3 2023 Results	$132.5	$20.0	15.1%	$25.1	19.0%
Q3 2022 Results	$155.7	$24.0	15.4%	$28.4	18.3%
$ Increase (decrease) vs prior year	($23.2)	($4.0)		($3.3)
% Increase (decrease) vs prior year	(14.9)%	(16.6)%	-30 bps	(11.6)%	+70 bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $132.5 million, a decrease of $23.2 million, or 14.9%, compared with $155.7 million for the third quarter of 2022. Net sales decreased in the vehicle, industrial, food & beverage and consumer end markets, with the greatest reduction in demand for RV products, construction products, and fuel container products, due in part to a slower hurricane season. Operating income decreased 16.6% to $20.0 million, compared with $24.0 million in the third quarter of 2022. Operating income margin decreased to 15.1% compared with 15.4% for the third quarter of 2022. Adjusted EBITDA margin improved by 70 basis points, primarily attributed to self-help initiatives, but partially dampened by a decrease in sales volume. Adjusted EBITDA decreased 11.6% to $25.1 million, compared with $28.4 million in the third quarter of 2022. Lower sales volume, pricing and an unfavorable mix more than offset lower raw material costs. SG&A expenses were lower year-over-year, primarily due to a decrease in facility costs and lower incentive compensation.

Distribution

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q3 2023 Results	$65.3	$5.0	7.6%	$6.6	10.1%
Q3 2022 Results	$72.4	$4.9	6.8%	$6.0	8.3%
$ Increase (decrease) vs prior year	($7.1)	$0.1		$0.6
% Increase (decrease) vs prior year	(9.8)%	1.9%	+80 bps	9.4%	+180 bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $65.3 million, a decrease of $7.1 million, or 9.8%, compared with $72.4 million for the third quarter of 2022. Operating income increased $0.1 million to $5.0 million, compared with $4.9 million for the third quarter of 2022. Adjusted EBITDA increased 9.4% to $6.6 million, compared with $6.0 million in the third quarter of 2022. The increase in operating income and adjusted EBITDA was primarily due to an increase in prices and lower product costs. The decrease in SG&A expenses was primarily the result of lower incentive compensation. The Distribution segment's operating income margin was 7.6% compared with 6.8% for the third quarter of 2022. The Distribution segment’s adjusted EBITDA margin was 10.1%, compared with 8.3% for the third quarter of 2022. The Distribution Segment continues to implement pricing actions to counter cost inflation and improve margin.

Balance Sheet & Cash Flow

As of September 30, 2023, the Company’s cash on hand totaled $24.8 million. Total debt as of September 30, 2023 was $69.3 million.

For the third quarter of 2023, cash flow provided by operations was $22.1 million and free cash flow was $18.1 million, compared with cash flow provided by operations of $16.5 million and free cash flow of $9.8 million for the third quarter of 2022. The increase in cash flow was driven primarily by a decrease in working capital. Capital expenditures for the third quarter of 2023 were $4.1 million, compared with $6.7 million for the third quarter of 2022.

2023 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company revised its outlook for fiscal 2023, and currently forecasts:

•
Net sales decline in the mid to high single digit range
•
Net income per diluted share in the range of $1.20 to $1.28
•
Lowered adjusted earnings per diluted share range of $1.35 to $1.40
•
Capital expenditures to be in the range of $25 to $30 million
•
Effective tax rate to approximate 25%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, November 1, 2023, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=3cf4c0ee&confId=53778 . Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US Local) 1-929-458-6194 or (US Toll-Free) 1-866-813-9403.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Rich Pasela, Manager, Investor Relations and Treasury, 330-761-6284

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$197,798	$228,065	$621,990	$686,707
Cost of sales	135,419	156,417	420,136	468,415
Gross profit	62,379	71,648	201,854	218,292
Selling, general and administrative expenses	43,698	51,756	148,130	152,066
(Gain) loss on disposal of fixed assets	(22)	(5)	(78)	(693)
Operating income (loss)	18,703	19,897	53,802	66,919
Interest expense, net	1,539	1,719	4,975	4,077
Income (loss) before income taxes	17,164	18,178	48,827	62,842
Income tax expense (benefit)	4,417	4,507	12,499	16,003
Net income (loss)	$12,747	$13,671	$36,328	$46,839
Net income (loss) per common share:
Basic	$0.35	$0.37	$0.99	$1.29
Diluted	$0.34	$0.37	$0.98	$1.28
Weighted average common shares outstanding:
Basic	36,811,296	36,472,378	36,712,662	36,383,398
Diluted	36,979,880	36,717,153	36,972,384	36,678,955

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash	$24,768	$23,139
Accounts receivable, net	117,362	133,716
Inventories, net	96,230	93,351
Other current assets	9,051	7,001
Total Current Assets	247,411	257,207
Property, plant, & equipment, net	106,936	101,566
Right of use asset - operating leases	27,384	28,908
Deferred income taxes	129	129
Other assets	149,261	154,824
Total Assets	$531,121	$542,634
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$80,760	$73,536
Accrued expenses	50,940	57,531
Operating lease liability - short-term	5,604	6,177
Finance lease liability - short-term	581	518
Long-term debt - current portion	25,994	—
Total Current Liabilities	163,879	137,762
Long-term debt	33,987	93,962
Operating lease liability - long-term	22,023	22,786
Finance lease liability - long-term	8,766	8,919
Other liabilities	10,284	15,270
Deferred income taxes	9,961	7,508
Total Shareholders' Equity	282,221	256,427
Total Liabilities & Shareholders' Equity	$531,121	$542,634

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash Flows From Operating Activities
Net income	$12,747	$13,671	$36,328	$46,839
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	5,609	5,159	16,904	15,600
Amortization of deferred financing costs	78	121	234	363
Non-cash stock-based compensation expense	686	1,308	5,078	5,168
(Gain) loss on disposal of fixed assets	(22)	(5)	(78)	(693)
Other	(19)	(406)	2,473	292
Cash flows provided by (used for) working capital
Accounts receivable	(1,332)	2,449	13,764	(18,751)
Inventories	1,825	243	(2,905)	(7,016)
Prepaid expenses and other current assets	1,775	790	(2,053)	(4,912)
Accounts payable and accrued expenses	787	(6,870)	1,027	13,869
Net cash provided by (used for) operating activities	22,134	16,460	70,772	50,759
Cash Flows From Investing Activities
Capital expenditures	(4,076)	(6,672)	(19,292)	(17,615)
Acquisition of business, net of cash acquired	—	—	(160)	(24,253)
Proceeds from sale of property, plant, and equipment	—	26	142	1,525
Net cash provided by (used for) investing activities	(4,076)	(6,646)	(19,310)	(40,343)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(19,000)	(6,000)	(34,000)	7,000
Payments on finance lease	(145)	(125)	(403)	(374)
Cash dividends paid	(4,970)	(4,938)	(15,266)	(14,872)
Proceeds from issuance of common stock	379	221	1,948	2,059
Shares withheld for employee taxes on equity awards	(22)	(103)	(2,055)	(450)
Deferred financing fees	—	(718)	—	(718)
Net cash provided by (used for) financing activities	(23,758)	(11,663)	(49,776)	(7,355)
Foreign exchange rate effect on cash	(224)	(161)	(57)	(292)
Net increase (decrease) in cash	(5,924)	(2,010)	1,629	2,769
Beginning Cash	30,692	22,434	23,139	17,655
Ending Cash	$24,768	$20,424	$24,768	$20,424

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$132,484	$65,335	$197,819	$(21)	$197,798
Net income					12,747
Net income margin					6.4%

Gross profit					62,379
Add: Restructuring expenses and other adjustments					307
Adjusted gross profit					62,686
Gross margin as adjusted					31.7%

Operating income (loss)	19,978	4,993	24,971	(6,268)	18,703
Operating income margin	15.1%	7.6%	12.6%	n/a	9.5%
Add: Restructuring expenses and other adjustments	529	674	1,203	156	1,359
Add: Acquisition and integration costs	—	77	77	—	77
Less: Environmental reserves, net(2)	—	—	—	(100)	(100)
Adjusted operating income (loss)(1)	20,507	5,744	26,251	(6,212)	20,039
Adjusted operating income margin	15.5%	8.8%	13.3%	n/a	10.1%

Add: Depreciation and amortization	4,641	842	5,483	126	5,609
Adjusted EBITDA	$25,148	$6,586	$31,734	$(6,086)	$25,648
Adjusted EBITDA margin	19.0%	10.1%	16.0%	n/a	13.0%

(1) Includes gross profit adjustments of $307 and SG&A adjustments of $1,029
(2) Includes environmental charges of $300 net of probable insurance recoveries of $400

	Quarter Ended September 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$155,658	$72,416	$228,074	$(9)	$228,065
Net income					13,671
Net income margin					6.0%

Gross profit					71,648
Add: Restructuring expenses and other adjustments					260
Adjusted gross profit					71,908
Gross margin as adjusted					31.5%

Operating income (loss)	23,962	4,899	28,861	(8,964)	19,897
Operating income margin	15.4%	6.8%	12.7%	n/a	8.7%
Add: Restructuring expenses and other adjustments	260	—	260	—	260
Add: Acquisition and integration costs	—	271	271	85	356
Add: Environmental reserves, net(2)	—	—	—	1,500	1,500
Adjusted operating income (loss)(1)	24,222	5,170	29,392	(7,379)	22,013
Adjusted operating income margin	15.6%	7.1%	12.9%	n/a	9.7%

Add: Depreciation and amortization	4,215	851	5,066	93	5,159
Adjusted EBITDA	$28,437	$6,021	$34,458	$(7,286)	$27,172
Adjusted EBITDA margin	18.3%	8.3%	15.1%	n/a	11.9%

(1) Includes gross profit adjustments of $260 and SG&A adjustments of $1,856
(2) Includes environmental charges of $1,500 net of probable insurance recoveries of $0

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$428,341	$193,693	$622,034	$(44)	$621,990
Net income					36,328
Net income margin					5.8%

Gross profit					201,854
Add: Restructuring expenses and other adjustments					589
Adjusted gross profit					202,443
Gross margin as adjusted					32.5%

Operating income (loss)	70,157	10,628	80,785	(26,983)	53,802
Operating income margin	16.4%	5.5%	13.0%	n/a	8.6%
Add: Executive severance costs	—	410	410	289	699
Add: Restructuring expenses and other adjustments	1,225	853	2,078	166	2,244
Add: Acquisition and integration costs	—	297	297	126	423
Add: Environmental reserves, net(2)	—	—	—	2,200	2,200
Adjusted operating income (loss)(1)	71,382	12,188	83,570	(24,202)	59,368
Adjusted operating income margin	16.7%	6.3%	13.4%	n/a	9.5%
Add: Depreciation and amortization	13,995	2,505	16,500	404	16,904
Adjusted EBITDA	$85,377	$14,693	$100,070	$(23,798)	$76,272
Adjusted EBITDA margin	19.9%	7.6%	16.1%	n/a	12.3%

(1) Includes gross profit adjustments of $589 and SG&A adjustments of $4,977
(2) Includes environmental charges of $3,800 net of probable insurance recoveries of $1,600

	Nine Months Ended September 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$505,384	$181,352	$686,736	$(29)	$686,707
Net income					46,839
Net income margin					6.8%

Gross profit					218,292
Add: Restructuring expenses and other adjustments					650
Adjusted gross profit					218,942
Gross margin as adjusted					31.9%

Operating income (loss)	83,216	12,469	95,685	(28,766)	66,919
Operating income margin	16.5%	6.9%	13.9%	n/a	9.7%
Add: Restructuring expenses and other adjustments	650	—	650	—	650
Add: Acquisition and integration costs	—	271	271	561	832
Add: Loss on sale of assets	261	—	261	—	261
Add: Environmental reserves, net(2)	—	—	—	2,800	2,800
Adjusted operating income (loss)(1)	84,127	12,740	96,867	(25,405)	71,462
Adjusted operating income margin	16.6%	7.0%	14.1%	n/a	10.4%
Add: Depreciation and amortization	13,239	2,029	15,268	332	15,600
Adjusted EBITDA	$97,366	$14,769	$112,135	$(25,073)	$87,062
Adjusted EBITDA margin	19.3%	8.1%	16.3%	n/a	12.7%

(1) Includes gross profit adjustments of $650 and SG&A adjustments of $3,893
(2) Includes environmental charges of $2,800 net of probable insurance recoveries of $0

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$18,703	$19,897	$53,802	$66,919
Executive severance costs	—	—	699	—
Restructuring expenses and other adjustments	1,359	260	2,244	650
Acquisition and integration costs	77	356	423	832
Loss on sale of assets	—	—	—	261
Environmental reserves, net	(100)	1,500	2,200	2,800
Adjusted operating income (loss)	$20,039	$22,013	$59,368	$71,462

Adjusted EBITDA reconciliation:
Net income (loss)	$12,747	$13,671	$36,328	$46,839
Income tax expense (benefit)	4,417	4,507	12,499	16,003
Interest expense, net	1,539	1,719	4,975	4,077
Operating income (loss)	18,703	19,897	53,802	66,919
Depreciation and amortization	5,609	5,159	16,904	15,600
Executive severance costs	—	—	699	—
Restructuring expenses and other adjustments	1,359	260	2,244	650
Acquisition and integration costs	77	356	423	832
Loss on sale of assets	—	—	—	261
Environmental reserves, net	(100)	1,500	2,200	2,800
Adjusted EBITDA	$25,648	$27,172	$76,272	$87,062

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$22,134	$16,460	$70,772	$50,759
Capital expenditures	(4,076)	(6,672)	(19,292)	(17,615)
Free cash flow	$18,058	$9,788	$51,480	$33,144

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted net income (loss) reconciliation:
Net income (loss)	$12,747	$13,671	$36,328	$46,839
Income tax expense (benefit)	4,417	4,507	12,499	16,003
Income (loss) before income taxes	17,164	18,178	48,827	62,842
Executive severance costs	—	—	699	—
Restructuring expenses and other adjustments	1,359	260	2,244	650
Acquisition and integration costs	77	356	423	832
Loss on sale of assets	—	—	—	261
Environmental reserves, net	(100)	1,500	2,200	2,800
Adjusted income (loss) before income taxes	18,500	20,294	54,393	67,385
Income tax expense, as adjusted (1)	(4,625)	(5,276)	(13,598)	(17,520)
Adjusted net income (loss)	$13,875	$15,018	$40,795	$49,865

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.34	$0.37	$0.98	$1.28
Executive severance costs	—	—	0.02	—
Restructuring expenses and other adjustments	0.04	0.01	0.06	0.02
Acquisition and integration costs	0.00	0.01	0.01	0.02
Loss on sale of assets	—	—	—	0.01
Environmental reserves, net	(0.00)	0.04	0.06	0.08
Adjusted effective income tax rate impact	(0.01)	(0.02)	(0.03)	(0.04)
Adjusted earnings per diluted share(2)	$0.38	$0.41	$1.10	$1.36

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2023 is 25% and in 2022 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2023 Guidance
	Low	High
GAAP diluted net income per common share	$1.20	$1.28
Add: Executive severance costs	0.02	0.02
Add: Net restructuring expenses and other adjustments	0.11	0.07
Add: Acquisition and integration costs	0.01	0.01
Add: Environmental reserves, net	0.06	0.06
Less: Adjusted effective income tax rate impact (1)	(0.05)	(0.04)
Adjusted earnings per diluted share (2)	$1.35	$1.40

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding.